EXHIBIT 99.1

P R E S S     R E L E A S E

Agile Software Corporation One Almaden Boulevard San Jose, CA 95113-2253 Voice: (408) 975-3900 Fax: (408) 271-4862

[EIGNER LOGO]

Agile Software to Acquire Eigner

Combined company positioned to become one of the largest

pure-play PLM providers

San Jose, CA and Waltham, MA—August 5, 2003—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, announced it has entered into a definitive agreement to acquire Eigner, for consideration comprised of stock and cash. Eigner is a provider of PLM solutions to the automotive, industrial equipment, aerospace and defense industries.

“Agile’s acquisition of Eigner creates one big, bad PLM pure play vendor. Agile has certainly demonstrated its understanding of how PLM business processes make companies more money and Eigner has a long tradition of delivering top notch support for complex engineering processes. Together they look like a winner.” Source: Kevin O’Marah, The AMR Research Alert on Product Lifecycle Management, August 5, 2003.

Eigner is a private company founded in 1985 in Karlsruhe, Germany, and is now headquartered in Waltham, Massachusetts, serving over 250 customers including Lockheed Martin, Magna Steyr, Siemens, Varian and ZF. Agile, with over 850 customers around the world, is a leading provider of PLM solutions to the electronics, high technology, life sciences, and consumer products industries. Agile customers include Dell, Flextronics, GlaxoSmithKline, Hitachi, Johnson & Johnson, Leapfrog, Microsoft and QUALCOMM. These customers are managing their product records to accelerate time to market, reduce costs, extend the supply network and ensure regulatory compliance through the use of Agile’s broad PLM suite.

“The combination of Agile and Eigner is a win-win situation for everyone. Agile and Eigner share common business values related to customer success, fast time-to-value, and industry-leading best practice solutions,” said Bryan Stolle, Agile CEO. “The combined company, with well over a thousand customers, a very broad PLM product, and a large global development and service capability, will bring significant resources to bear in helping our customers increase market share and profit margins, through lower cost higher quality products brought to marker faster than ever before.”

“Just as the enterprise resource planning (ERP) market consolidated disparate back-office activities into a cohesive environment for running business operations, PLM consolidates diverse business applications that create, modify and use product data during all phases of a product’s lifecycle. We expect PLM to be one of the fastest growing areas in enterprise software over the next several years.” Marc Halpern, Research Director, Product Lifecycle Management, Gartner.

“Agile is a world-class PLM provider whose resources and global presence will bring additional value to Eigner customers,” said Frank Azzolino, Eigner CEO. “The addition of Eigner’s industry expertise in automotive supply chain, industrial machinery, aerospace and defense to Agile’s capabilities in life sciences, consumer products, electronics, and high technology, clearly makes the combined company a dominate player across all key discrete manufacturing verticals.”

Investor Information

Details of the acquisition, including the anticipated impact on Agile’s future results, will be discussed in a conference call and webcast on August 5, 2003, at 8:30am ET. A webcast of the call will be available on Agile’s website at www.agile.com under the “Investor Relations” section. You may access replays of the webcast for ninety days after the call at http:www.agile.com/investors. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations department at (408) 975-3900. Agile and Eigner expect to complete the acquisition as quickly as possible. Agile also reported preliminary results for its fiscal quarter ended July 31, 2003. Agile reported revenues of approximately $18.2 million, and expects to report a GAAP net loss in the range of $.05 to $.06 per share. The net loss per share on a pro forma basis, excluding amortization of stock compensation of approximately $500,000, is expected to be in the range of $.04 to $.05 per share. Final results will be reported on August 19, 2003.

About Eigner Inc.

Eigner is a provider of precision product lifecycle management (PLM) solutions that enable manufacturers to manage the product record—the key intellectual assets and processes describing the products that companies design, build, deliver and service. Eigner solutions generate operational improvements across the entire product lifecycle, enabling manufacturers to manage customer and market requirements, focus on innovative product design, participate in collaborative development, ensure precision manufacture of complex products, and manage product maintenance and service. Founded in 1985, Eigner’s customers operate worldwide in a wide range of markets, including automotive, transportation, industrial equipment, aerospace and defense. With headquarters in Waltham, Massachusetts, and Karlsruhe, Germany, Eigner operates worldwide through branch offices, subsidiaries and partners in Germany, Switzerland, Austria, Benelux, Italy, France, Japan, India, Singapore, the United Kingdom and North America.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Computer, Flextronics International, Hitachi, Leapfrog, Metaldyne, Microsoft, and QUALCOMM are among the 850+ customers in the high tech, life sciences, automotive, aerospace and defense, consumer products, and industrial products industries that have realized high impact results through their use of Agile solutions. For more information, call 408-975-3900 or visit www.agile.com.

“Safe Harbor” Statement Under the 1995 Private Securities Litigation Reform Act:

This release includes forward-looking statements regarding completion of the acquisition and the financial benefits Agile expects to realize from the acquisition. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those predicted in the forward-looking statements, and are based upon information available to Agile as of the release date. We assume no obligation to update any such statements. Factors that could cause actual results to differ include, but are not limited to, circumstances that would cause the acquisition to not be completed, customer selecting alternative vendors, customer uncertainty—and potentially delayed orders—following announcement of the acquisition, and difficulties or unanticipated expenses incurred in connection with integrating EIGNER and its products with Agile and its products. Other risk factors and risks associated with our business are discussed in the Company’s quarterly and annual reports filed with the SEC.

Agile Software is a registered trademark and Agile, Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Program Execution, Agile Engineering, Agile Product Interchange, AgileMD and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Eigner, Eigner PLM, Precision Lifecycle Management and Precision Track are trademarks of Eigner. All other trademarks and service marks are the property of their respective owners.

Media Contacts:

FOR AGILE

Terri Pruett

Agile Software

terri.pruett@agile.com

408-975-7840

FOR EIGNER

Paul Giaconia

Eigner

paul.giaconia@Eigner.com

781-472-6326